UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 12, 2007

                             DELEK US HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      001-32868                 52-2319066
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

               7102 Commerce Way
               Brentwood, Tennessee                                37027
    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On July 12, 2007, Delek US Holdings, Inc. ("Delek") entered into agreements with TransMontaigne, Inc. ("TMG"), Joseph Hansley Bander Family Trust and the Estate of Joseph H. Bander, Frederick R. Mayer, Jerry D. Armstrong, Ray O. Brownlie, James B. Wallace and Rex Utsler (together with TMG, collectively, the "Sellers") to acquire, in the aggregate, approximately 28.3% of the issued and outstanding shares of common stock, par value $0.10 per share (the "Lion Shares"), of Lion Oil Company ("Lion Oil"). Total cash consideration to be paid to the Sellers by Delek at closing will equal approximately $65.4 million. In addition to cash consideration, Delek will issue 1,916,667 unregistered shares of Delek common stock, par value $0.01 per share (the "Delek Shares"), to TMG at closing.

     The closing of each transaction is subject to Delek's acquisition, in the aggregate, of at least 25% of the issued and outstanding Lion Shares, and other customary closing conditions and government approvals. The transactions are anticipated to close during the third quarter of this year.

     The Lion Shares to be sold by TMG equal approximately 18.8% of the issued and outstanding Lion Shares. Under the terms of Delek's agreement with TMG, Delek will pay TMG $30.0 million in cash and issue the 1,916,667 Delek Shares to TMG at closing. Delek and TMG will enter into a registration rights agreement with a term of ten years that entitles TMG to demand one registration of the Delek Shares at any time after the first anniversary of the closing. TMG will not, without Delek's prior written consent, dispose or encumber the Delek Shares for one year after closing except for certain permitted transfers. In addition, if, within three years of the closing, (i) Delek sells the Lion Shares purchased from TMG for consideration (cash and/or non-cash) greater than $76.0 million, Delek will pay TMG the consideration that is in excess of $76.0 million up to $97.6 million; or (ii) Delek purchases additional securities of Lion Oil such that Delek owns a majority of the capital stock of Lion Oil on a fully diluted basis, Delek will pay TMG $15.0 million. Payments by Delek to TMG pursuant to clause (i) above are credited against the payment obligations of clause (ii). In the event Delek is required to pay TMG the $15.0 million pursuant to clause
(ii), then the payment obligation pursuant to clause (i) terminates.

     Lion Oil, a privately held Arkansas corporation, owns and operates a 75,000 barrel per day, high conversion crude oil refinery in El Dorado, Arkansas, three crude oil pipelines and two refined petroleum products terminals in Memphis and Nashville, Tennessee. The two terminals supply products to some of Delek's 188 convenience stores in the Memphis and Nashville markets.

     TMG is a wholly-owned subsidiary of Morgan Stanley Capital Group Inc. ("Morgan Stanley"). Delek's wholly-owned subsidiaries, Delek Refining, Ltd. and Delek Marketing & Supply, LP, engage in the purchase and sale of crude oil and refined products with Morgan Stanley.

Item 3.02 Unregistered Sales of Equity Securities.

     The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

     On July 16, 2007, Delek issued the press release attached hereto as Exhibit
99.1 pertaining to the events described in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     Not Applicable.

(b)  Pro forma financial information.

     Not Applicable.

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(c)  Shell company transactions.

     Not applicable.

(d)  Exhibits

     99.1 Press release of Delek US Holdings, Inc. issued on July 16, 2007.


                                       -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2007                   DELEK US HOLDINGS, INC.


                                       By:    /s/ Edward Morgan
                                              ----------------------------------
                                       Name:  Edward Morgan
                                       Title: Vice President and Chief Financial
                                              Officer

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                                  EXHIBIT INDEX


  Exhibit
    No.                            Description
  -------                          -----------

   99.1       Press release of Delek US Holdings, Inc., issued on July 16, 2007.